UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its ongoing organizational restructuring, Lifeway Foods, Inc. (the “Company”) has eliminated the position of General Counsel, and responsibilities formerly under this role will be assumed by external providers. The General Counsel position was held by Douglas A. Hass. The elimination of this position constitutes a termination without cause, effective December 31, 2019, under Mr. Hass’s Employment Agreement with the Company. Mr. Hass also resigned as Secretary of the Company effective December 31, 2019. Mr. Hass will continue to assist the Company by providing consulting services and advice at the Company's direction. Mr. Hass’s employment termination did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2020
LIFEWAY FOODS, INC.

By: /s/ Eric A. Hanson
Name: Eric A. Hanson
Title: Chief Financial and Accounting Officer

2